THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT
dated as of
August 28, 2015
Among
PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.
as a Grantor,

THE OTHER GRANTORS NAMED HEREIN,

and

KEYBANK NATIONAL ASSOCIATION,
as the Administrative Agent,

for the benefit of

THE SECURED CREDITORS NAMED HEREIN

Page

ARTICLE I.	DEFINITIONS AND TERMS 2

Section 1.01	Defined Terms 2

Section 1.02	Additional Defined Terms 2

Section 1.03	Terms Generally 7

ARTICLE II.	SECURITY INTEREST 7

Section 2.01	Grant of Security Interest 7

Section 2.02	Excluded Property 8

Section 2.03	No Assumption of Liability 9

Section 2.04	Power of Attorney 9

Section 2.05	Irrevocable Proxy 9

ARTICLE III.	REPRESENTATIONS AND WARRANTIES 10

Section 3.01	Title and Authority 10

Section 3.02	Absence of Other Liens 10

Section 3.03	Validity of Security Interest 10

Section 3.04	Perfection of Security Interest under UCC 10

Section 3.05	Perfection Certificates 10

Section 3.06	Places of Business; Jurisdiction of Organization; Locations of Collateral 11

Section 3.07	Pledged Collateral 11

Section 3.08	[Intentionally Omitted.] 11

Section 3.09	Deposit Accounts 11

Section 3.10	Securities Accounts 11

Section 3.11	Status of Pledged Collateral 11

ARTICLE IV.	GENERAL COVENANTS 12

Section 4.01	No Other Liens; Defense of Title 12

Section 4.02	Further Assurances; Filings and Recordings 12

Section 4.03	Use and Disposition of the Collateral 12

Section 4.04	Delivery or Marking of Chattel Paper; Other Actions 13

Section 4.05	Authorization to File Financing Statements 13

Section 4.06	Maintenance of Records 13

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Section 4.07	Perfection Certificates; Collateral Reports 13

Section 4.08	Legal Status 14

Section 4.09	Inspections and Verification 14

Section 4.10	Insurance 15

Section 4.11	Proceeds of Casualty Insurance, Condemnation or Taking 15

Section 4.12	Commercial Tort Claims 15

Section 4.13	Electronic Chattel Paper and Transferable Records 15

Section 4.14	Letter-of-Credit Rights 16

Section 4.15	Protective Advances by the Administrative Agent 16

ARTICLE V.	ACCOUNTS AND COLLECTION OF ACCOUNTS 16

Section 5.01	Deposit Accounts 16

Section 5.02	Securities Accounts 16

Section 5.03	Operation of Collateral Accounts 17

Section 5.04	Collection of Accounts 17

Section 5.05	Collateral Concentration Account 17

ARTICLE VI.	PLEDGED COLLATERAL 18

Section 6.01	Delivery of Certificates and Instruments for Pledged Collateral 18

Section 6.02	No Assumption of Liability 19

Section 6.03	Registration of Collateral in the Name of the Administrative Agent 19

Section 6.04	Appointment of Sub-Agents; Endorsements; etc 19

Section 6.05	Voting Rights 19

Section 6.06	Entitlement of Grantors to Cash Dividends and Distributions 19

Section 6.07	Entitlement of Administrative Agent to Dividends and
Distributions    20

Section 6.08	Application of Dividends and Distributions 20

Section 6.09	Turnover by Grantors 20

Section 6.10	Registration under 1933 Act 20

Section 6.11	Sale of Pledged Equity Interests in Connection with Enforcement 21

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ARTICLE VII.	INTELLECTUAL PROPERTY 21

Section 7.01	Collateral Assignments; Further Assurances 21

Section 7.02	Remedies Relating to Intellectual Property 21

ARTICLE VIII.	REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT 22

Section 8.01	Remedies Generally 22

Section 8.02	Disposition of the Collateral 23

Section 8.03	Grant of License to Use Intellectual Property 24

Section 8.04	Waiver of Claims 24

Section 8.05	Application of Proceeds 24

Section 8.06	Remedies Cumulative 25

Section 8.07	Discontinuance of Proceedings 25

Section 8.08	Purchasers of Collateral 25

ARTICLE IX.	MISCELLANEOUS 25

Section 9.01	Notices 25

Section 9.02	Entire Agreement 26

Section 9.03	Obligations Absolute 26

Section 9.04	Successors and Assigns 26

Section 9.05	Headings Descriptive 27

Section 9.06	Severability 27

Section 9.07	Enforcement Expenses, etc 27

Section 9.08	Release of Portions of Collateral 27

Section 9.09	Termination 27

Section 9.10	Administrative Agent 28

Section 9.11	Only Administrative Agent to Enforce on Behalf of Secured Creditors 28

Section 9.12	Other Creditors, etc. Not Third-Party Beneficiaries 28

Section 9.13	Counterparts 28

Section 9.14	Amendments; Additional Grantors 28

Section 9.15	Separate Actions 28

Section 9.16	Full Recourse Obligations; Effect of Fraudulent Transfer Laws 29

Section 9.17	Governing Law; Venue; Waiver of Jury Trial 29

Section 9.18	Amended and Restated Pledge and Security Agreement 29

EXHIBITS

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Exhibit A        Security Agreement Joinder
Exhibit B        Perfection Certificate

iv

THIS THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of August 28, 2015 (as the same may be amended, restated or otherwise modified from time to time, this “Agreement”), among: (i)  PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”); (ii) each of the Subsidiaries (as defined in the Credit Agreement referred to below) of the Borrower that is a signatory hereto (each such Subsidiary, together with each Additional Grantor (defined below) that becomes a party hereto pursuant to Section 9.14 hereof and together with the Borrower, collectively, the “Grantors” and, individually, each a “Grantor”); and (iii) KEYBANK NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), for the benefit of the Secured Creditors (as defined below):
RECITALS:

(1)    Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined. Certain terms used herein are defined in Section 1.01 hereof.
(2)    Borrower, Preferred Apartment Communities, Inc., a Maryland corporation (the “Parent”), the financial institutions from time to time party to the Original Credit Agreement (as defined below) (together with their successors and assigns, the “Lenders”), and the Administrative Agent previously executed a Second Amended and Restated Credit Agreement, dated as of February 12, 2015, (as so amended, the “Original Credit Agreement”), whereby Lenders made available to Borrower (i) a revolving credit facility in a maximum amount not to exceed $50,000,000 (the “Revolving Facility”), and (ii) a bridge term loan in the principal amount of $32,000,000 to partially finance the acquisition of certain retail and multifamily properties (the “Original Bridge Term Loan”). The Original Bridge Term Loan has been repaid in full. In connection with the Revolving Facility and the Original Bridge Term Loan, Borrower and certain Subsidiaries of Borrower executed a Second Amended and Restated Pledge and Security Agreement, dated as of February 12, 2015, in favor of Administrative Agent (as so amended, the “Original Pledge Agreement”).
(3)    Pursuant to the Third Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrower, the Parent, the Lenders, and the Administrative Agent (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), the Lenders have agreed to, among other things, increase the Revolving Commitment to $70,000,000.
(4)    It is a condition precedent to the making of Loans under the Credit Agreement that each Grantor shall have executed and delivered to the Administrative Agent this Agreement, which amends, restates and replaces the Original Pledge Agreement in its entirety.
(5)    Each Subsidiary Grantor is a direct or indirect Subsidiary of the Borrower.
(6)    Each Grantor will obtain benefits from the Credit Agreement and, accordingly, desires to execute this Agreement in order to satisfy the condition described above and to induce the Secured Creditors to extend credit pursuant to the Credit Agreement and other Loan Documents.

NOW, THEREFORE, in consideration of the benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Administrative Agent and to the other Secured Creditors and hereby covenants and agrees with the Administrative Agent and to the other Secured Creditors as follows:
ARTICLE I.

DEFINITIONS AND TERMS
Section 1.01    Defined Terms. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given to such terms in the Credit Agreement. Unless otherwise defined herein, all terms used herein and defined in the UCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term shall have the meaning specified in Article 9 of the UCC.
Section 1.02    Additional Defined Terms. The following terms shall have the meanings herein specified unless the context otherwise requires:
“Accounts Receivable” means (i) all accounts, now existing or hereafter arising; and (ii) without limitation of the foregoing, in any event including, but not limited to, (A) all right to a payment, whether or not earned by performance, for goods or other property (other than money) that has been or is to be sold, consigned, leased, licensed, assigned or otherwise disposed of, for services rendered or to be rendered, for a policy of insurance issued or to be issued, for a suretyship obligation incurred or to be incurred, for energy provided or to be provided, or for the use or hire of a vessel under a charter or other contract whether due or to become due, whether or not it has been earned by performance, and whether now existing or hereafter acquired or arising in the future, including Accounts Receivable from employees and Affiliates of any Grantor, (B) all rights evidenced by an account, invoice, purchase order, requisition, bill of exchange, note, contract, security agreement, lease, chattel paper, or any evidence of indebtedness or security related to the foregoing, (C) all security pledged, assigned, hypothecated or granted to or held by a Grantor to secure the foregoing, including all supporting obligations, (D) all guarantees, letters of credit, banker’s acceptances, drafts, endorsements, credit insurance and indemnifications on, for or of, any of the foregoing, including all rights to make drawings, claims or demands for payment thereunder, and (E) all powers of attorney for the execution of any evidence of indebtedness, guaranty, letter of credit or security or other writing in connection therewith.
“Additional Grantor” has the meaning provided in Section 9.14.
“Administrative Agent” has the meaning provided in the first paragraph of this Agreement.
“Agreement” has the meaning provided in the first paragraph of this Agreement.

“Article 8 Matter” means any action, decision, determination or election by any Grantor or its member(s) that its membership interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code, and all other matters related to any such action, decision, determination or election.
“Borrower” has the meaning provided in the first paragraph of this Agreement.
“Collateral” has the meaning provided in Section 2.01 hereof.
“Collateral Account” means any Controlled Deposit Account or Controlled Securities Account.
“Collateral Assignment Agreement” means a Collateral Assignment of Patents, a Collateral Assignment of Trademarks or a Collateral Assignment of Copyrights.
“Collateral Assignment of Copyrights” means a Collateral Assignment of Copyrights in form and substance acceptable to the Administrative Agent.
“Collateral Assignment of Patents” means a Collateral Assignment of Patents in form and substance acceptable to the Administrative Agent.
“Collateral Assignment of Trademarks” means a Collateral Assignment of Trademarks in form and substance acceptable to the Administrative Agent.
“Collateral Concentration Account” means a cash collateral deposit account established in the name of the Administrative Agent, and under the sole dominion and control of the Administrative Agent, for the benefit of the Secured Creditors, at an office of the Administrative Agent.
“Contract Rights” means all rights of a Grantor under or in respect of a Contract, including, without limitation, all rights to payment, damages, liquidated damages, and enforcement.
“Contract” means any contract, agreement or other writing between a Grantor and one or more additional parties.
“Control” means (i) when used with respect to any security or security entitlement, the meaning specified in Section 8-106 of the UCC; and (ii) when used with respect to any deposit account, the meaning specified in Section 9-104 of the UCC.
“Control Agreement” means any Deposit Account Control Agreement or Securities Account Control Agreement or any other control agreement delivered in connection with this Agreement.

“Controlled Deposit Account” means a deposit account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Administrative Agent is the Depositary Bank’s “customer” (as defined in Section 4-104 of the UCC).
“Controlled Securities Account” means a securities account that (i) is maintained in the name of a Grantor at an office of a Securities Intermediary located in the United States of America and (ii) together with all financial assets credited thereto and all related security entitlements, is subject to a Securities Account Control Agreement.
“Copyrights” means any copyright to which a Grantor now or hereafter has title, as well as any application for a copyright hereafter made by such Grantor.
“Credit Agreement” has the meaning provided in the Recitals of this Agreement.
“Deposit Account Control Agreement” means, with respect to a deposit account of a Grantor, a Deposit Account Control Agreement in form and substance acceptable to the Administrative Agent among such Grantor, the Administrative Agent and the relevant Depositary Bank.
“Depositary Bank” means a bank at which a deposit account of any Grantor is maintained.
“Equity Interests” means (i) all of the issued and outstanding shares of all classes of capital stock of any corporation at any time directly owned by any Grantor and the certificates representing such capital stock, (ii) all of the membership interests in a limited liability company at any time owned or held by any Grantor, and (iii) all of the equity interests in any other form of organization at any time owned or held by any Grantor.
“Event of Default” means any Event of Default under, and as defined in, the Credit Agreement.
“Governing Documents” means all agreements and instruments evidencing or relating to investments in or ownership, voting or disposition of, any of the Pledged Collateral.
“Grantor” and “Grantors” have the meaning provided in the first paragraph of this Agreement.
“Intercompany and Third-Party Notes” means all promissory notes, instruments, debentures, bonds, evidences of indebtedness and similar securities from time to time issued to, or held by, any Grantor.
“Issuer” means the issuer of any Pledged Collateral.
“Intellectual Property” means (i) all Trademarks, together with the registrations and right to all renewals thereof, and the good will of the business of any Grantor symbolized by the Trademarks; (ii) all Patents; (iii) all Copyrights; (iv) all computer programs and software applications and source codes of such Grantor and all intellectual property rights therein and all other Proprietary Information of such Grantor, including, but not limited to, Trade Secrets; and (v) all Permits.
“Inventory” means (i) all inventory; and (ii) without limitation of the foregoing, and in all cases including, but not limited to, all merchandise and other goods held for sale or lease, or furnished or to be furnished under contracts for service, including, without limitation, raw materials, works in process, finished goods, products made or processed, intermediates, packing materials, shipping materials, labels, semi-finished inventory, scrap inventory, spare parts inventory, manufacturing supplies, consumable supplies, other substances commingled therewith or added thereto, and all such goods that have been returned, reclaimed, repossessed or exchanged.
“Lender” has the meaning provided in the Recitals of this Agreement.
“Loan Document Obligations” means, collectively, (i) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, (ii) all indebtedness and other obligations of Parent and each Subsidiary Grantor under the Guaranty, and (iv) all other indebtedness, obligations and liabilities owing by the Borrower and the other Credit Parties to the Administrative Agent or any of the Lenders under the Credit Agreement and the other Loan Documents to which the Borrower or any other Credit Party is now or may hereafter become a party (including, without limitation, indemnities, fees and other amounts payable thereunder), whether primary, secondary, direct, contingent, fixed or otherwise, in all cases whether now existing, or hereafter incurred or arising, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code.
“Notice of Exclusive Control” means a “Notice of Exclusive Control” as defined in each of the Control Agreements.
“Patents” means any patent to which a Grantor now or hereafter has title, as well as any application for a patent now or hereafter made by a Grantor.
“Perfection Certificate” means a certificate in the form of Exhibit B hereto, completed and supplemented with the schedules contemplated thereby to the reasonable satisfaction of the Administrative Agent, and signed by an Authorized Officer of the applicable Grantor delivering the same.
“Permits” means all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority.
“Pledged Collateral” means the Pledged Equity Interests and the Pledged Debt.
“Pledged Debt” means all of the Intercompany and Third-Party Notes presently owned or hereafter acquired from time to time by any Grantor, and all interest, cash, instruments and other property hereafter from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Entity” means the Issuer of any Pledged Equity Interests.
“Pledged Equity Interests” means all of the Equity Interests now owned or hereafter acquired by each Grantor (other than Equity Interests that are excluded from the Collateral pursuant to Section 2.02), and all of such Grantor’s other rights, title and interests in, or in any way related to, each Pledged Entity to which any of such Equity Interests relate, including, without limitation: (i) all dividends, cash, instruments and other property hereafter from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and in all profits, losses and other distributions to which such Grantor shall at any time be entitled in respect of any such Equity Interest; (ii) all other payments due or to become due to such Grantor in respect of any such Equity Interest, whether under any partnership agreement, limited liability company agreement, other agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise; (iii) all of such Grantor’s claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, under any partnership agreement, limited liability company agreement, other agreement or at law or otherwise in respect of any such Equity Interest; (iv) all present and future claims, if any, of such Grantor against any such Pledged Entity for moneys loaned or advanced, for services rendered or otherwise; (v) all of such Grantor’s rights under any partnership agreement, limited liability company agreement, other agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Grantor relating to any such Equity Interest; (vi) all other property hereafter delivered in substitution for or in addition to any of the foregoing; (vii) all certificates and instruments representing or evidencing any of the foregoing; and (vii) all cash, securities, interest, distributions, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.
“Proceeds” means (i) all proceeds; and (ii) without limitation of the foregoing and in all cases, including, but not be limited to, (A) whatever is acquired upon the sale, lease, license, exchange, or other disposition of any Collateral, (B) whatever is collected on, or distributed on account of, any Collateral, (C) rights arising out of any Collateral, (D) claims arising out of the loss or nonconformity of, defects in, or damage to any Collateral, (E) claims and rights to any proceeds of any insurance, indemnity, warranty or guaranty payable to a Grantor (or the Administrative Agent, as assignee, loss payee or an additional insured) with respect to any of the Collateral, (G) claims and rights to payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (H) all cash, money, checks and negotiable instruments received or held on behalf of the Administrative Agent pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable or other Collateral, and (I) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Proprietary Information” means all information and know-how worldwide, including, without limitation, technical data; manufacturing data; research and development data; data relating to compositions, processes and formulations, manufacturing and production know-how and experience; management know-how; training programs; manufacturing, engineering and other drawings; specifications; performance criteria; operating instructions; maintenance manuals; technology; technical information; software; computer programs; engineering and computer data and databases; design and engineering specifications; catalogs; promotional literature; financial, business and marketing plans; and inventions and invention disclosures.

“Restricted Entity” means the SPEs and any other Subsidiary of the Borrower that the Administrative Agent has designated as a Restricted Entity in its sole discretion.
“Secured Creditors” means, collectively, the Administrative Agent and the Lenders and the respective successors and assigns of each of the foregoing.
“Secured Obligations” means, collectively, (i) all Loan Document Obligations; (ii) any and all sums advanced by the Administrative Agent in order to preserve any of the Collateral or to preserve or protect its security interest in such Collateral, including, without limitation, sums advanced to pay or discharge insurance premiums, taxes, Liens and claims; and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) and (ii) above, the expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on any of the Collateral, or of any exercise by the Administrative Agent of its rights hereunder in respect of any Grantor or any of the Collateral, together with attorneys’ fees and court costs.
“Securities Account Control Agreement” means, with respect to a securities account of a Grantor, a Securities Account Control Agreement in form and substance acceptable to the Administrative Agent among the relevant Securities Intermediary, such Grantor and the Administrative Agent.
“Securities Intermediary” means a clearing corporation or a Person, including, without limitation, a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.
“Security Agreement Joinder” means a Security Agreement Joinder, substantially in the form of Exhibit A hereto, or otherwise in form and substance acceptable to the Administrative Agent.
“SPE” means, collectively, PAC Summit Crossing, LLC, a Georgia limited liability company, Stone Rise Apartments, LLC, a Delaware limited liability company and Trail Creek Apartments, LLC, a Delaware limited liability company.
“Subsidiary Grantor” means each Grantor other than the Borrower.
“Trademarks” means any trademarks and service marks now held or hereafter acquired by a Grantor, any unregistered marks used by a Grantor and trade dress including logos and/or designs in connection with which any of these registered or unregistered marks are used.
“Trade Secrets” means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of a Grantor worldwide whether written or not written.
“UCC” means, unless the context indicates otherwise, the Uniform Commercial Code, as at any time adopted and in effect in the State of New York, specifically including and taking into account all amendments, supplements, revisions and other modifications thereto.

Section 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) unless otherwise specified, all references herein to Sections, Schedules, Annexes and Exhibits shall be construed to refer to Sections of, and Schedules, Annexes and Exhibits to, this Agreement.
ARTICLE II.

SECURITY INTEREST
Section 2.01    Grant of Security Interest. As security for the prompt and complete payment and performance when due of all of the Secured Obligations, each Grantor does hereby pledge, sell, assign and transfer unto the Administrative Agent, and does hereby grant to the Administrative Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Grantor in, to and under all of the following of each Grantor, whether now existing or hereafter from time to time arising or acquired and wherever located (collectively, the “Collateral”):
(i)    all accounts, including, without limitation, each and every Account Receivable;
(ii)    all goods;
(iii)    all Inventory;
(iv)    all equipment;
(v)    all documents;
(vi)    all instruments;
(vii)    all chattel paper;
(viii)    all money;

(ix)    all deposit accounts, including, but not limited to, the Collateral Concentration Account and all Controlled Deposit Accounts, together with all monies, securities and instruments at any time deposited in any such deposit account or otherwise held for the credit thereof;
(x)    all securities accounts, together with all financial assets credited therein from time to time, and all financial assets, monies, securities, cash and other property held therein or credited thereto;
(xi)    all investment property;
(xii)    all fixtures;
(xiii)    all as-extracted collateral, including, without limitation, all minerals;
(xiv)    all general intangibles, including, but not limited to, all Contract Rights;
(xv)    all commercial tort claims;
(xvi)    all Intellectual Property;
(xvii)    all letters of credit and letter-of-credit rights;
(xviii)    all payment intangibles;
(xix)    all promissory notes;
(xx)    all supporting obligations;
(xxi)    all Pledged Debt and Pledged Equity Interests;
(xxii)    all other items, kinds and types of personal property, tangible or intangible, of whatever nature, and regardless of whether the creation or perfection or effect of perfection or non-perfection of a security interest therein is governed by the UCC of any particular jurisdiction or by any other applicable treaty, convention, statute, law or regulation of any applicable jurisdiction;
(xxiii)    all additions, modifications, alterations, improvements, upgrades, accessions, components, parts, appurtenances, substitutions and/or replacements of, to or for any of the foregoing; and
(xxiv)    all Proceeds and products of any and all of the foregoing.

Section 2.02    Excluded Property. Notwithstanding anything in Section 2.01 hereof to the contrary, the term Collateral shall not include: (i) any equipment or goods that is subject to a “purchase money security interest” to the extent that such purchase money security interest (x) constitutes a Permitted Lien under the Credit Agreement and (y) prohibits the creation by a Grantor of a junior security interest therein, unless the holder thereof has consented to the creation of such a junior security interest; (ii) upon the written consent of the Administrative Agent, any Equity Interests in any Pledged Entity acquired on or after the Closing Date that is not a Subsidiary of the Borrower, if the terms of the Organizational Documents of such Pledged Entity do not permit the grant of a security interest in such Equity Interests by the owner thereof or the applicable Grantor has been unable to obtain any approval or consent to the creation of a security interest therein which is required under such Organizational Documents; and (iii) any Equity Interest in a Restricted Entity in excess of 49% of the Equity Interests in such Restricted Entity; provided that such security interest shall attach immediately and automatically to the remaining 51% of the Equity Interests in such Restricted Entity if such Restricted Entity is no longer subject to a any restriction in any document or agreement entered into in connection with the incurrence of Indebtedness permitted by the Credit Agreement that prohibits the Grantor that owns the Equity Interests in such Restricted Entity from granting a security interest in more than 49% of the Equity Interests of such Restricted Entity.
Section 2.03    No Assumption of Liability. The security interest hereunder of any Grantor is granted as security only and shall not subject the Administrative Agent or any other Secured Creditor to, or in any way alter or modify, any obligation or liability of such Grantor with respect to or arising out of any of the Collateral.
Section 2.04    Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent its true and lawful agent and attorney-in-fact, and in such capacity the Administrative Agent shall have, without any further action required by or on behalf of any Grantor, the right, with full power of substitution, in the name of such Grantor or otherwise, for the use and benefit of the Administrative Agent and the other Secured Creditors, after the occurrence of and during the continuance of an Event of Default: (i) to receive, endorse, present, assign, deliver and/or otherwise deal with any and all notes, acceptances, letters of credit, checks, drafts, money orders, or other evidences of payment relating to the Collateral of such Grantor or any part thereof; (ii) to demand, collect, receive payment of, and give receipt for and give credits, allowances, discounts, discharges, releases and acquittances of and for any or all of the Collateral of such Grantor; (iii) to sign the name of such Grantor on any invoice or bill of lading relating to any of the Collateral of such Grantor; (iv) to send verifications of any or all of the Accounts Receivable of such Grantor to its account debtors; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in or before any court or other tribunal (including any arbitration proceedings) to collect or otherwise realize on all or any of the Collateral of such Grantor, or to enforce any rights of such Grantor in respect of any of its Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any or all of the Collateral of such Grantor; (vii) to notify, or require such Grantor to notify or cause to be notified, its account debtors to make payment directly to the Administrative Agent or to a Controlled Deposit Account; or (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any or all of the Collateral of such Grantor, and to do all other acts and things necessary or appropriate to carry out the intent and purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral of such Grantor for all purposes.
Section 2.05    Irrevocable Proxy. Solely with respect to Article 8 Matters, each Grantor hereby irrevocably grants and appoints Administrative Agent, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as such Grantor’s true and lawful proxy, for and in such Grantor’s name, place and stead to vote the Pledged Equity Interest in any Pledged Entity by such Grantor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 2.05 shall include the right to sign any Grantor’s name (as a member of a Pledged Entity) to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Equity Interests that applicable law may permit or require, to cause the Pledged Equity Interests to be voted in accordance with the preceding sentence. Each Grantor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Pledged Equity Interests that any Grantor may have granted or appointed. No Grantor will give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Equity Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. The proxies and powers granted by each Grantor pursuant to this Agreement are coupled with an interest and are given to secure the performance of such Grantor’s obligations.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES
Each Grantor represents and warrants to the Administrative Agent and the other Secured Creditors, which representations and warranties shall survive the execution and delivery of this Agreement until the termination of this Agreement in accordance with Section 9.09, as follows:
Section 3.01    Title and Authority. Such Grantor has (i) good, valid and unassailable title to all tangible items owned by it and constituting any portion of the Collateral with respect to which it has purported to grant the security interest, and good, valid and unassailable rights in all other Collateral with respect to which it has purported to grant the security interest, and (ii) full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.
Section 3.02    Absence of Other Liens.
(a)    There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind of such Grantor in the Collateral, except for any filings or recordings made in connection with any Permitted Liens.
(b)    Such Grantor is, and as to any Collateral acquired by it from time to time after the date hereof such Grantor will be, the owner of all of its Collateral free and clear of any Lien except for Permitted Liens, and the security interest of such Grantor in its Collateral is and will be superior and prior to any other security interest or other Lien, except for Permitted Liens.

Section 3.03    Validity of Security Interest. The security interest of such Grantor constitutes a legal, valid and enforceable first priority (except as to any Permitted Liens) security interest in all of the Collateral of such Grantor, securing the payment and performance of the Secured Obligations.
Section 3.04    Perfection of Security Interest under UCC.
(a)    All notifications and other actions, including, without limitation, (i) all deposits of certificates and instruments evidencing any Collateral (duly endorsed or accompanied by appropriate instruments of transfer), (ii) all notices to and acknowledgments of any bailee or other Person, (iii) all acknowledgments and agreements respecting the right of the Administrative Agent to obtain control with respect to any Collateral, and (iv) all filings, registrations and recordings, which are (x) required by the terms of this Agreement to have been given, made, obtained, done and accomplished, and (y) necessary to create, preserve, protect and perfect the security interest granted by such Grantor to the Administrative Agent hereby in respect of its portion of the Collateral, have been given, made, obtained, done and accomplished.
(b)    After giving effect to all such actions, the security interest granted by such Grantor to the Administrative Agent pursuant to this Agreement in and to its portion of the Collateral will be perfected to the maximum extent a security interest in such Grantor’s portion of the Collateral can be perfected under the UCC of any applicable jurisdiction.
Section 3.05    Perfection Certificates. Each Perfection Certificate delivered by any Grantor (whether delivered pursuant to Section 4.07(a) of this Agreement or pursuant to the Credit Agreement), and all information set forth therein, is true and correct in all respects, except to the extent that such Perfection Certificate has been supplemented or replaced in each case in accordance with this Agreement.
Section 3.06    Places of Business; Jurisdiction of Organization; Locations of Collateral. Each Grantor represents and warrants that (i) the principal place of business of such Grantor, or its chief executive office, if it has more than one place of business, is located at the address indicated on the most recent Perfection Certificate executed and delivered by such Grantor to the Administrative Agent; (ii) the jurisdiction of formation or organization of such Grantor is set forth on the most recent Perfection Certificate executed and delivered by such Grantor to the Administrative Agent; and (iii) the U.S. Federal Tax I.D. Number and, if applicable, the organizational identification number of such Grantor is set forth on the most recent Perfection Certificate executed and delivered by such Grantor to the Administrative Agent. Such Grantor does not, at and as of the date hereof, conduct business in any jurisdiction, and except as set forth in the most recent Perfection Certificate delivered to the Administrative Agent, in the preceding five years, such Grantor and any predecessors in interest have not conducted business in any jurisdiction, under any trade name, fictitious name or other name (including, without limitation, any names of divisions or predecessor entities), except the current legal name of such Grantor and such other trade, fictitious and other names as are listed on the most recent Perfection Certificate executed and delivered by such Grantor to the Administrative Agent.
Section 3.07    Pledged Collateral. Schedule 1 hereto sets forth a true and complete list of all of the Pledged Collateral owned by each Grantor as of the Closing Date. As of the Closing Date, all of the Equity Interests that constitute Pledged Equity Interests are “Securities” under Article 8 of the UCC (other than the Equity Interests of the SPEs that constitute Pledged Equity Interests).

Section 3.08    [Intentionally Omitted.]
Section 3.09    Deposit Accounts. The most recent Perfection Certificate delivered by each Grantor to the Administrative Agent sets forth a true and complete list of all deposit accounts owned by each Grantor or in which any such Grantor’s Collateral is held. To the extent required pursuant to Section 5.01 of this Agreement, all of the deposit accounts of each Grantor are, and all cash and money of each Grantor is held in, Controlled Deposit Accounts.
Section 3.10    Securities Accounts. The most recent Perfection Certificate delivered by each Grantor to the Administrative Agent sets forth a true and complete list of all securities accounts owned by each Grantor or in which any such Grantor’s Collateral is held. Unless otherwise permitted pursuant to Section 5.02 of this Agreement, no Grantor has any securities accounts or otherwise owns or is entitled to any financial assets or securities entitlements other than Controlled Securties Accounts and financial assets or securities entitlements that are subject to a Controlled Securities Account.
Section 3.11    Status of Pledged Collateral. All of the Pledged Equity Interests of each Grantor hereunder have been duly and validly issued and are fully paid and non-assessable (to the extent such concepts are applicable to the respective Equity Interests). All of the Pledged Debt of each Grantor is the legal, valid and binding obligation of the Issuer thereof, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles. Except as permitted pursuant to the Credit Agreement, no Grantor has any obligation to make any further or additional loans or advances to, or purchases of securities from, any Issuer with respect to any of the Pledged Debt. No Grantor is in default in the payment of any portion of any mandatory capital contribution, cash call, or other funding, if any, required to be made under any Governing Document relating to any of the Pledged Equity Interests of such Grantor. No Grantor is in violation or default of any other material provisions of any such Governing Document. No Pledged Collateral of any Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person.
ARTICLE IV.

GENERAL COVENANTS
Section 4.01    No Other Liens; Defense of Title. No Grantor will make or grant, or suffer or permit to exist, any Lien on any of its Collateral, other than the Permitted Liens. Each Grantor, at its sole cost and expense, will take any and all actions reasonably necessary and appropriate to defend title to its Collateral against any and all Persons and to defend the validity, enforceability, perfection, effectiveness and priority of the security interest of the Administrative Agent therein against any Lien other than Permitted Liens.
Section 4.02    Further Assurances; Filings and Recordings.
(a)    Each Grantor, at its sole cost and expense, will duly execute, acknowledge and deliver all such agreements, instruments and other documents and take all such actions (including, without limitation, (i) physically pledging instruments, documents, promissory notes, chattel paper and certificates evidencing any investment property or any of the Pledged Collateral with the Administrative Agent, (ii) obtaining securities account Control Agreements and Deposit Account Control Agreements in accordance with this Agreement, (iii) obtaining from other Persons lien waivers and bailee letters as the Administrative Agent shall reasonably request, (iv) obtaining from other Persons agreements evidencing the exclusive control and dominion of the Administrative Agent over any of the Collateral, in instances where obtaining control over such Collateral is the only or best method of perfection, and (v) making filings, recordings and registrations), as the Administrative Agent may from time to time instruct to better assure, preserve, protect and perfect the security interest of the Administrative Agent in the Collateral of such Grantor, and the rights and remedies of the Administrative Agent hereunder, or otherwise to further effectuate the intent and purposes of this Agreement and to carry out the terms hereof.
(b)    Each Grantor, at its sole cost and expense, will (i) at all times cause this Agreement (and/or proper notices, financing statements or other registrations or filings in respect hereof, and supplemental collateral assignments or collateral security agreements in respect of any portion of the Collateral) to be duly filed, recorded, registered and published, and re-filed, re-recorded, re-registered and re-published in such manner and in such places as may be required under the UCC or other applicable law in order to establish, perfect, preserve and protect the rights, remedies and security interest of the Administrative Agent in or with respect to the Collateral of such Grantor, and (ii) pay all taxes, fees and charges and comply with all statutes and regulations applicable to such filing, recording, registration and publishing and such re-filing, re-recording, re-registration and re-publishing.
Section 4.03    Use and Disposition of the Collateral. Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Grantors thereof in writing that the rights of any or all of the Grantors under this Section 4.03(a) are suspended during the continuance of such Event of Default, each Grantor may use and dispose of its Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.
Section 4.04    Delivery or Marking of Chattel Paper; Other Actions. Without limitation of any of the provisions of Section 4.02(a) or Section 4.13 hereof:
(a)    If any amount payable to a Grantor under or in connection with any of the Collateral shall be or become evidenced by any chattel paper, document, promissory note or instrument, such Grantor will, unless otherwise agreed to in writing by the Administrative Agent, cause such chattel paper, document, promissory note or instrument to be delivered to the Administrative Agent and pledged as part of the Collateral hereunder, accompanied by any appropriate instruments or endorsements or transfer. In the case of any chattel paper, the Administrative Agent may require, in lieu of the delivery thereof to the Administrative Agent, that the writings evidencing the chattel paper be legended to reflect the security interest of the Administrative Agent therein, all in a manner acceptable to the Administrative Agent.
(b)    If at any time any Grantor shall take and perfect a security interest in any property of an account debtor, as security for the Accounts Receivable owed by such account debtor and/or any of its Affiliates, or take and perfect a security interest arising out of the consignment to any Person of any Inventory or other Collateral, such Grantor shall, if requested by the Administrative Agent (which request may be made by the Administrative Agent only upon the written instructions of the Required Lenders, issued by the Required Lenders, in their sole respective discretion), promptly execute and deliver to the Administrative Agent a separate assignment of all financing statements and other filings made to perfect the same.

Such separate assignment need not be filed of public record unless necessary to continue the perfected status of the security interest of such Grantor against creditors of any transferees from the account debtor or consignee.
Section 4.05    Authorization to File Financing Statements. Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time to file in any jurisdiction any initial financing statements and all amendments thereto that (a) indicate the Collateral (i) as “all assets” or “all personal property” of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required pursuant to the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, but not limited to, (i) whether such Grantor is an organization, the type of organization and any organization identification number, and (ii) in the case of a financing statement that is filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.
Section 4.06    Maintenance of Records. Each Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Accounts Receivable, Contracts and other Collateral, including, but not limited to, the originals of all documentation with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith. All billings and invoices issued by a Grantor with respect to its Accounts Receivable will be in compliance with, and conform to, the requirements of all applicable federal, state and local laws and any applicable laws of any relevant foreign jurisdiction. If an Event of Default shall have occurred and be continuing and the Administrative Agent so directs, each Grantor shall legend, in form and manner reasonably satisfactory to the Administrative Agent, its Accounts Receivable and Contracts, as well as books, records and documents of such Grantor evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable and Contracts have been assigned to the Administrative Agent and that the Administrative Agent has a security interest therein.
Section 4.07    Perfection Certificates; Collateral Reports.
(a)    Each Grantor shall provide to the Administrative Agent a completed Perfection Certificate, duly executed by an Authorized Officer of such Grantor, together with all schedules required to be delivered in connection therewith (i) on the Closing Date as required pursuant to the Credit Agreement, (ii) on each date required pursuant to Section 6.01(l) of the Credit Agreement, and (iii) on the date that any additional Grantor becomes a party to this Agreement pursuant to Section 9.14 hereof. In addition, if any information contained in any Perfection Certificate previously delivered to the Administrative Agent shall become untrue or incorrect in any respect, or if any Grantor acquires or disposes of any of the Collateral such that any previously delivered Perfection Certificate is no longer accurate or complete in all respects, then within ten Business Days after such information becoming untrue, incorrect, inaccurate or incomplete, such Grantor shall execute and deliver a new Perfection Certificate to the Administrative Agent, provided that the delivery of such new Perfection Certificate shall not serve to cure, or constitute a waiver of, any Default or Event of Default that may have occurred as a result of such information becoming untrue, incorrect, inaccurate or incomplete in any material respect.
(b)    Collateral Reports. Whenever requested to do so by the Administrative Agent, each Grantor will promptly, at its own sole cost and expense, deliver to the Administrative Agent, in written hard copy form or other readable form, as specified by the Administrative Agent, such listings, agings, descriptions, schedules and other reports with respect to its Accounts Receivable, Inventory, equipment and other Collateral as the Administrative Agent may instruct, all of the same to be in such scope, categories and detail as the Administrative Agent may reasonably request and to be accompanied by copies of invoices and other documentation as and to the extent instructed by the Administrative Agent.
Section 4.08    Legal Status. Each Grantor agrees that (a) it will not change its name, place of business or if more than one, chief executive office, or its mailing address or organizational identification number if it has one, in each case without providing the Administrative Agent at least thirty days’ prior written notice thereof, (b) if such Grantor does not have an organizational identification number and later obtains one, it will promptly notify the Administrative Agent of such organizational identification number, and (c) it will not change its type of organization, jurisdiction of organization or other legal structure in each case unless (i) it shall have provided the Administrative Agent at least thirty days’ prior written notice thereof, and (ii) such action is permitted pursuant to the Credit Agreement.
Section 4.09    Inspections and Verification. The Administrative Agent and such Persons as the Administrative Agent may designate shall have the right, at the Administrative Agent’s and the Lenders’ cost and expense (or if an Event of Default has occurred and is continuing, the Grantor’s own cost and expense), at any time or from time to time, on not less than two Business Days’ prior notice to the Borrower (on behalf of any applicable Grantor) if no Event of Default has occurred and is continuing, and in the event an Event of Default has occurred and is continuing, on not less than one Business Day’s prior notice to the Borrower (on behalf of any applicable Grantor), to inspect the Collateral of such Grantor, all books and records related thereto (and to make extracts and copies thereof) and the premises upon which any of such Collateral is located, to discuss such Grantor’s affairs with the officers of such Grantor and its independent accountants, and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, such Collateral, including, in the case of accounts or other Collateral in the possession of any third Person, by contacting account debtors or the third Person possessing such Collateral (after not less than two days’ prior notice to the applicable Grantor) for the purpose of making such verification. Any procedures or actions taken, prior to the occurrence and continuance of an Event of Default, in order to verify accounts by contacting account debtors, shall be effected by the Borrower’s independent accountants, acting at the direction of the Administrative Agent, in such manner (consistent with their normal auditing procedures) so as not to reveal the identity of the Administrative Agent or the existence of the security interest to the account debtors. The Borrower will instruct its independent accountants to undertake any such verification when and as requested by the Administrative Agent. The results of any such verification by independent accountants shall be reported by such independent accountants to both the Administrative Agent and the Borrower. The Administrative Agent shall have the absolute right to share any information it gains from any such inspection or verification or from collateral reports furnished to it by a Grantor with the other Secured Creditors.
Section 4.10    Insurance. Each Grantor will at all times keep its business and its Collateral insured in accordance with Section 6.03 of the Credit Agreement.
Section 4.11    Proceeds of Casualty Insurance, Condemnation or Taking.
(a)    All amounts recoverable under any policy of casualty insurance or any award for the condemnation or taking by any governmental authority of any portion of the Collateral are hereby assigned to the Administrative Agent.

(b)    Each Grantor will apply any such proceeds or amounts received by it in the manner provided in the Credit Agreement, including, if required under the terms of the Credit Agreement, by paying over the same directly to the Administrative Agent.
(c)    In the event any portion of the Collateral suffers a casualty loss or is involved in any proceeding for condemnation or taking by any Governmental Authority, then if an Event of Default has occurred and is continuing, the Administrative Agent is authorized and empowered, at its option, to participate in, control, direct, adjust, settle and/or compromise any such loss or proceeding, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in connection with the collection or handling thereof, to apply the net proceeds to the Secured Obligations in accordance with Section 8.03 of the Credit Agreement.
(d)    If any proceeds are received by the Administrative Agent as a result of a casualty, condemnation or taking involving the Collateral and no Event of Default has occurred and is continuing, then the Administrative Agent will promptly release such proceeds to the applicable Grantor, unless the Credit Agreement provides otherwise.
Section 4.12    Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim, the recovery from which could reasonably be expected to exceed $1,000,000, such Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, which sets forth the details thereof and grants to the Administrative Agent (for the benefit of the Secured Parties) a Lien thereon and on the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.
Section 4.13    Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.
Section 4.14    Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) arrange for the issuer or any confirming bank of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii)

arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.
Section 4.15    Protective Advances by the Administrative Agent. At its option, but without being obligated to do so, the Administrative Agent may, upon prior notice to any applicable Grantor, after the occurrence and during the continuance of an Event of Default, (i) pay and discharge past due taxes, assessments and governmental charges, at any time levied on or with respect to any of the Collateral of such Grantor which such Grantor has failed to pay and discharge in accordance with the requirements of this Agreement or any of the other Loan Documents, (ii) pay and discharge any claims of other creditors of such Grantor which are secured by any Lien on any Collateral, other than a Permitted Lien, (iii) pay for the maintenance, repair, restoration and preservation of the Collateral to the extent such Grantor fails to comply with its obligations in regard thereto under this Agreement and the other Loan Documents or the Administrative Agent reasonably believes payment of the same is necessary or appropriate to avoid a material loss or material diminution in value of the Collateral, and/or (iv) obtain and pay the premiums on insurance for the Collateral which such Grantor fails to maintain in accordance with the requirements of this Agreement and the other Loan Documents, and each Grantor agrees to reimburse the Administrative Agent, on demand, for all payments and expenses incurred by the Administrative Agent with respect to such Grantor or any of its Collateral pursuant to the foregoing authorization, provided, however, that nothing in this Section shall be construed as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any other Secured Creditor to cure or perform, any covenants or other agreements of any Grantor with respect to any of the foregoing matters as set forth herein or in any of the other Loan Documents.
ARTICLE V.

ACCOUNTS AND COLLECTION OF ACCOUNTS
Section 5.01    Deposit Accounts.
(c)    The Grantors shall cause all deposit accounts to be Controlled Deposit Accounts.
(d)    Promptly upon the creation or acquisition of any new deposit account or any interest therein by any Grantor, such Grantor shall cause such deposit account to become a Controlled Deposit Account, prior to the deposit of any funds therein.
Section 5.02    Securities Accounts.
(c)    The Grantors shall cause all securities accounts to be Controlled Securities Accounts.
(d)    Promptly upon the creation or acquisition of any new securities account or any interest therein by any Grantor, such Grantor shall cause such securities account to be a Controlled Securities Account, prior to the crediting of any financial asset with respect to which any Grantor is an entitlement holder.

Section 5.03    Operation of Collateral Accounts. Except as expressly permitted pursuant to this Agreement or the Credit Agreement, the Grantors shall cause all cash and Cash Equivalents and all securities entitlements to be maintained in Collateral Accounts. Prior to the occurrence and continuance of an Event of Default, the Grantors may withdraw, or direct the disposition of, funds and other investments or financial assets held in the Collateral Accounts. Upon the occurrence and during the continuance of an Event of Default, upon written notice to any Grantor, the Administrative Agent shall be permitted to (i) retain, or instruct the relevant Securities Intermediary or Depositary Bank to retain, all cash and investments held in any Collateral Account, (ii) liquidate or issue entitlement orders with respect to, or instruct the relevant Securities Intermediary or Depositary Bank to liquidate, any or all investments or financial assets held in any Collateral Account, (iii) issue a Notice of Exclusive Control or other similar instructions with respect to any Collateral Account and instruct the Depositary Bank or Securities Intermediary to follow the instructions of the Administrative Agent, and (iv) withdraw any amounts held in any Collateral Account and apply such amounts in accordance with the terms of this Agreement.
Section 5.04    Collection of Accounts.
(a)    Each Grantor shall, in a manner consistent with the provisions of this Article V, endeavor to cause to be collected from the account debtor named in each of its Accounts Receivable, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures), any and all amounts owing under or on account of such Accounts Receivable and shall, if required to do so pursuant to the terms of this Agreement, cause such collections to deposited or held in a Collateral Account.
(b)    Each Grantor shall, and the Administrative Agent hereby authorizes each Grantor to, enforce and collect all amounts owing to it on its Inventory and Accounts Receivable, for the benefit and on behalf of the Administrative Agent and the other Secured Creditors; provided, however, that such privilege may at the sole option of the Administrative Agent, by notice to the Borrower (on behalf of all Grantors), be terminated upon the occurrence and during the continuance of any Event of Default.
Section 5.05    Collateral Concentration Account.
(a)    After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, upon written notice to the Borrower, to establish the Collateral Concentration Account pursuant to which, among other things, the Administrative Agent shall have sole dominion and control over all funds held to the credit of, and all disbursements from, the Collateral Concentration Account.
(b)    Upon the establishment of the Collateral Concentration Account, (i) all of the funds on deposit in or credited to any Controlled Deposit Account (other than, in the discretion of the Administrative Agent, balances of $1,000 or less) shall, upon the instruction of the Administrative Agent to the appropriate Depositary Banks after the issuance of a Notice of Exclusive Control, be transferred to the Collateral Concentration Account on a daily or other basis specified by the Administrative Agent, (ii) no Grantor will have the right of withdrawal from the Collateral Concentration Account or any of the Collateral Accounts, (iii) the Administrative Agent shall have the right to liquidate any investments held in any Controlled Securities Account and have the proceeds thereof deposited in the Collateral Concentration Account, and (iv) all amounts held in the Collateral

Concentration Account or any of the Collateral Accounts may be applied, in the Administrative Agent’s discretion, towards payment of the Secured Obligations in accordance with the terms of this Agreement.
(c)    Upon the establishment of the Collateral Concentration Account and at all times thereafter, each Grantor agrees (i) to cause all payments by its account debtors to be promptly deposited in Controlled Deposit Accounts, if such account debtors have not already been instructed to do so, and (ii) to deposit promptly all payments received by it from any other sale of any of its Collateral, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in a Controlled Deposit Account precisely in the form received (but with any endorsements of such Grantor necessary for deposit or collection). Until any such payments are so deposited, such payments shall be held in trust by such Grantor for and as the property of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Creditors hereunder.
ARTICLE VI.

PLEDGED COLLATERAL
Section 6.01    Delivery of Certificates and Instruments for Pledged Collateral.
(e)    On or prior to the Closing Date, each Grantor shall pledge and deposit with the Administrative Agent all certificates or instruments, if any, representing any of the Pledged Collateral at the time owned by such Grantor and subject to the security interest hereof, duly endorsed in blank in the case of any instrument, and accompanied by undated stock powers duly executed in blank by such Grantor or such other instruments of transfer as are acceptable to the Administrative Agent, in the case of Pledged Equity Interests.
(f)    If a Grantor shall acquire (by purchase, conversion, exchange, stock dividend or otherwise) any additional Pledged Collateral, at any time or from time to time after the date hereof which is or are intended to be subjected to the security interest hereof and which is or are represented by certificates or instruments, such Grantor shall (i) forthwith pledge and deposit with the Administrative Agent all such certificates or instruments, duly endorsed in blank in the case of Intercompany and Third-Party Notes, and accompanied by undated stock powers duly executed in blank by such Grantor or such other instruments of transfer as are acceptable to the Administrative Agent, in the case of Equity Interests, and (ii) promptly thereafter deliver to the Administrative Agent a certificate executed by an authorized officer of such Grantor describing such additional Pledged Collateral and certifying that the same have been duly pledged with the Administrative Agent hereunder.
(g)    Without limitation of any other provision of this Agreement, if any of the Pledged Collateral of a Grantor (whether or not now owned or hereafter acquired) which is intended to be subjected to the security interest hereof is (i) an uncertificated security, each such Grantor shall cause each such uncertificated security to be certificated in all respects in accordance with applicable laws, accompanied by undated stock powers duly executed in blank by each such Grantor or by such other instruments of transfer as are acceptable to the Administrative Agent, and promptly thereafter deposited with the Administrative Agent or otherwise provide the Administrative Agent control with respect to such uncertificated security; provided that the , or (ii) held in a securities account that is not already subject to a Securities Account Control Agreement, such Grantor shall promptly take all actions required to make such securities account subject to a Securities Account Control Agreement. Each Grantor further agrees to take such actions as the Administrative Agent deems reasonably necessary or desirable to effect the foregoing and to permit the Administrative Agent to exercise any of its rights and remedies hereunder in respect thereof, and agrees to provide an opinion of counsel reasonably satisfactory to the Administrative Agent with respect to any such pledge of any of the securities described in clauses (i) and (ii) above, promptly upon the request of the Administrative Agent.
(h)    After the Closing Date, no Grantor shall permit any SPE to elect to opt into or voluntarily allow any Equity Interest to be governed by Article 8 of the applicable Uniform Commercial Code without the prior written consent of the Secured Party. Grantor shall cause all Issuers that are limited liability companies or limited partnerships (other than the SPEs) to elect to opt into and cause all Equity Interests in such Issuers to be securities governed by, Article 8 of the applicable Uniform Commercial Code.
Section 6.02    No Assumption of Liability. The security interest of any Grantor is granted as security only and shall not subject the Administrative Agent or any other Secured Creditor to, or in any way alter or modify, any obligation or liability of such Grantor with respect to or arising out of any of the Pledged Collateral. Nothing herein shall be construed to make the Administrative Agent liable as a general partner or limited partner of any Pledged Entity or a shareholder of any corporation, and the Administrative Agent by virtue of this Agreement or any actions taken as contemplated hereby (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Entity or a stockholder of any corporation. The parties hereto expressly agree that, unless the Administrative Agent shall become the absolute owner of an Equity Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Administrative Agent and/or a Grantor or any other Person.
Section 6.03    Registration of Collateral in the Name of the Administrative Agent. The Administrative Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable voting and similar rights specified in this Article VI. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.
Section 6.04    Appointment of Sub-Agents; Endorsements; etc. The Administrative Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the instruments and certificates evidencing any of the Pledged Collateral, which may be held (in the sole discretion of the Administrative Agent) in the name of the relevant Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or any nominee or nominees of the Administrative Agent or a sub-agent appointed by the Administrative Agent.
Section 6.05    Voting Rights. Unless and until an Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise all voting rights attaching to any and all Pledged Collateral owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in or be inconsistent with any of the terms of this Agreement, any other Loan Document, or which would have the effect of impairing the position or interests of the Administrative Agent or any Secured Creditor therein. All such rights of such Grantor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing.

Section 6.06    Entitlement of Grantors to Cash Dividends and Distributions. A Grantor shall be entitled to receive all cash dividends or distributions payable in respect of its Pledged Collateral, except as otherwise provided in this Article VI.
Section 6.07    Entitlement of Administrative Agent to Dividends and Distributions. The Administrative Agent shall be entitled to receive and to retain as part of the Pledged Collateral:
(a)    all cash dividends and distributions payable in respect of the Pledged Collateral at any time when an Event of Default shall have occurred and be continuing; and
(b)    regardless of whether or not an Event of Default shall have occurred and be continuing at the time of payment or distribution thereof, and except to the extent any of the following is otherwise permitted by the Credit Agreement: (i) all cash dividends and distributions in respect of the Pledged Collateral which are reasonably determined by the Administrative Agent to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital; (ii) all other or additional stock, other securities, partnership interests, membership interests or property (other than cash to which a Grantor is entitled under Section 6.06) paid or distributed by way of dividend (including, without limitation, any payment in kind dividend) or otherwise in respect of the Pledged Collateral; (iii) all other or additional stock, other securities, partnership interests, membership interests or property (including cash) paid or distributed in respect of the Pledged Collateral by way of stock split, spin-off, split up, reclassification, combination of shares or similar rearrangement; and (iv) all other or additional stock, other securities, partnership interests, membership interests or property (including cash) which may be paid in respect of the Pledged Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate, partnership or limited liability company reorganization.
Section 6.08    Application of Dividends and Distributions. If no Event of Default shall have occurred and be continuing at such time, the Administrative Agent will, at the request of the Borrower (on behalf of any applicable Grantor or Grantors), pay over to the Administrative Agent, for application to the payment or prepayment of any of the Loan Document Obligations, any cash held by it as Pledged Collateral which is attributable to dividends or distributions received by it and then held as part of the Collateral pursuant to this Article VI. If an Event of Default shall have occurred and be continuing, all dividends and distributions received by the Administrative Agent and then held by it pursuant to this Article VI as part of the Pledged Collateral will be applied as provided in Section 8.05 hereof.
Section 6.09    Turnover by Grantors. All dividends, distributions or other payments that are received by any Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).
Section 6.10    Registration under 1933 Act. If an Event of Default shall have occurred and be continuing and a Grantor shall have received from the Administrative Agent a written request or requests that such Grantor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Equity Interest of its Subsidiaries, such Grantor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such stock, including, without limitation, registration under the Securities Act of 1933, as then in effect (the “Securities Act”) (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements, provided that the Administrative Agent shall furnish to such Grantor such information regarding the Administrative Agent as such Grantor may request in writing and as shall be required in connection with any such registration, qualification or compliance. The relevant Grantor will advise the Administrative Agent in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Administrative Agent such number of prospectuses, offering circulars and other documents incident thereto as the Administrative Agent from time to time may reasonably request, and will indemnify the Administrative Agent and all others participating in the distribution of such Pledged Equity Interests against all claims, losses, damages or liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Grantor by the Administrative Agent expressly for use therein.
Section 6.11    Sale of Pledged Equity Interests in Connection with Enforcement. If at any time when the Administrative Agent shall determine to exercise its right to sell all or any part of the Pledged Equity Interests pursuant to Section 8.01, such Pledged Equity Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Administrative Agent may, in its sole and absolute discretion and to the fullest extent permitted by applicable law now or hereafter in effect, sell such Pledged Equity Interests or part thereof by private sale in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in order that such sale may legally be effected without such registration, provided that at least ten days’ notice of the time and place of any such sale shall be given to the relevant Grantor. Without limiting the generality of the foregoing, in any such event the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Equity Interests or part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a single possible purchaser to effect such sale and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Equity Interests or part thereof. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability to any Grantor for selling all or any part of the Pledged Equity Interests at a price which the Administrative Agent may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.
ARTICLE VII.

INTELLECTUAL PROPERTY
Section 7.01    Collateral Assignments; Further Assurances. Upon request of the Administrative Agent whenever made, any Grantor shall promptly execute and deliver to the Administrative Agent such Collateral Assignment Agreements as the Administrative Agent shall request in connection with such Grantor’s Intellectual Property. Each Grantor agrees that it will take such action, and deliver such documents or instruments, as the Administrative Agent shall request in connection with the preparation, filing or registration and enforcement of any Collateral Assignment Agreement.
Section 7.02    Remedies Relating to Intellectual Property. If an Event of Default shall occur and be continuing, the Administrative Agent may, by written notice to the relevant Grantor, take any or all of the following actions: (i) declare the entire right, title and interest of such Grantor in and to each of the Copyrights, Patents and Trademarks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest in the Administrative Agent for the benefit of the Secured Creditors, in which case such Grantor agrees to execute an assignment in form and substance reasonably satisfactory to the Administrative Agent of all its rights, title and interest in and to the Copyrights, Patents and Trademarks to the Administrative Agent for the benefit of the Secured Creditors; (ii) take and practice or sell the Copyrights or Patents and take and use or sell the Trademarks and the good will of such Grantor’s business symbolized by the Trademarks and the right to carry on the business and use the assets of the Grantor in connection with which the Trademarks have been used; and (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Copyrights, Patents and Trademarks in any manner whatsoever, directly or indirectly, and, if requested by the Administrative Agent, change such Grantor’s corporate name to eliminate therefrom any use of any mark and execute such other and further documents that the Administrative Agent may request in connection with such Grantor’s obligations under this Agreement and to transfer ownership of the Copyrights, Patents and Trademarks, and registrations and any pending trademark application, to the Administrative Agent for the benefit of the Secured Parties.
ARTICLE VIII.

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT
Section 8.01    Remedies Generally. Each Grantor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Administrative Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may exercise any or all of the following rights (all of which each Grantor hereby agrees is commercially reasonable to the fullest extent permitted under applicable law now or hereafter in effect):
(c)    personally, or by agents’ attorneys or other authorized representatives, immediately retake possession of the Collateral or any part thereof from such Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Grantor’s or such other Person’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Grantor;
(d)    instruct the obligor or obligors on any Account Receivable, agreement, instrument or other obligation (including, without limitation, account debtors) constituting the Collateral to make any payment required by the terms of such Account Receivable, agreement, instrument or other obligation directly to the Administrative Agent and/or directly to a lockbox under the sole dominion and control of the Administrative Agent or to the Collateral Concentration Account;

(e)    sell, assign or otherwise liquidate, or direct such Grantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;
(f)    issue a Notice of Exclusive Control with respect to any or all of the Collateral Accounts and issue entitlement orders or instructions with respect thereto;
(g)    withdraw any or all monies, securities and/or instruments in the Collateral Concentration Account or any Collateral Account for application to the Secured Obligations in accordance with Section 8.05 hereof;
(h)    pay and discharge taxes, Liens or claims on or against any of the Collateral;
(i)    pay, perform or satisfy, or cause to be paid, performed or satisfied, for the benefit of any Grantor, any of the obligations, terms, covenants, provisions or conditions to be paid, observed, performed or satisfied by such Grantor under any contract, agreement or instrument relating to its Collateral, all in accordance with the terms, covenants, provisions and conditions thereof, as and to the extent that such Grantor fails or refuses to perform or satisfy the same;
(j)    enter into any extension of, or any other agreement in any way relating to, any of the Collateral;
(k)    make any compromise or settlement the Administrative Agent deems desirable or necessary with respect to any of the Collateral; and/or
(l)    take possession of the Collateral or any part thereof, by directing such Grantor or any other Person in possession thereof in writing to deliver the same to the Administrative Agent at any place or places designated by the Administrative Agent, in which event such Grantor shall at its own expense:
(i)    forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and delivered to the Administrative Agent,
(ii)    store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in Section 8.02, and
(iii)    while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in substantially the same condition prior to such action;

it being understood that such Grantor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation.
Section 8.02    Disposition of the Collateral. Upon the occurrence and continuance of an Event of Default, any Collateral repossessed by the Administrative Agent under or pursuant to Section 8.01 and any other Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale of the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair which the Administrative Agent shall determine to be commercially reasonable. Except in the case of any Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, (i) in the case of any such disposition which shall be a private sale or other private proceedings permitted by such requirements, such sale shall be made upon not less than ten days’ written notice to such Grantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten days after the giving of such notice, to the right of the relevant Grantor or any nominee of the relevant Grantor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified, and (ii) in the case of any such disposition which shall be a public sale permitted by such requirements, such sale shall be made upon not less than ten days’ written notice to the relevant Grantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Administrative Agent’s sole option, be subject to reserve), after publication of notice of such auction not less than ten days prior thereto in two newspapers in general circulation in the city where such Collateral is located. To the extent permitted by any such requirement of law, the Administrative Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser (by bidding in Secured Obligations or otherwise) of the Collateral or any item thereof offered for sale in accordance with this Section without accountability to the relevant Grantor (except to the extent of surplus money received as provided in Section 8.05). Unless so obligated under mandatory requirements of applicable law, the Administrative Agent shall not be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Grantor as hereinabove specified. The Administrative Agent need give the relevant Grantor only such notice of disposition as the Administrative Agent shall deem to be reasonably practicable in view of such mandatory requirements of applicable law.
Section 8.03    Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article VIII at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies and for no other purpose, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign or sublicense any of the Intellectual Property of such Grantor, now owned or hereafter acquired by such Grantor, and wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.
Section 8.04    Waiver of Claims. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE

AGENT’S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Grantor hereby further waives, to the extent permitted by law: (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Administrative Agent’s gross negligence or willful misconduct; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder; and (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws to the fullest extent permitted by applicable law now or hereafter in effect. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the relevant Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the relevant Grantor.
Section 8.05    Application of Proceeds. All Collateral and proceeds of Collateral obtained and realized by the Administrative Agent in connection with the enforcement of this Agreement pursuant to this Article VIII shall be applied as follows:
(i)    first, to the payment to the Administrative Agent, for application to the Secured Obligations as provided in Section 8.03 of the Credit Agreement; and
(ii)    second, to the extent remaining after the application pursuant to the preceding clause (i) and following the termination of this Agreement pursuant to Section 9.09 hereof, to the relevant Grantor or to whomever may be lawfully entitled to receive such payment.
Section 8.06    Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given under this Agreement or the other Loan Documents or now or hereafter existing at law or in equity, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy, or partial or single exercise thereof, and no renewal or extension of any of the Secured Obligations, shall impair or constitute a waiver of any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Administrative Agent to any other or further action in any circumstances without notice or demand. In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable, actual expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

Section 8.07    Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the relevant Grantor, the Administrative Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.
Section 8.08    Purchasers of Collateral. Upon any sale of any of the Collateral by the Administrative Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.
ARTICLE IX.

MISCELLANEOUS
Section 9.01    Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing, sent by telecopier, mailed or delivered, (i) if to the Borrower, at its address specified in or pursuant to the Credit Agreement, (ii) if to any Subsidiary Grantor, to it c/o the Borrower at its address specified in or pursuant to the Credit Agreement, (iii) if to the Administrative Agent, to it at the Notice Office of the Administrative Agent, and (iv) if to any Lender, at its address specified in or pursuant to the Credit Agreement; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing. All such notices and communications shall be mailed, telecopied, sent by overnight courier or delivered, and shall be effective when received.
Section 9.02    Entire Agreement. This Agreement and the other Loan Documents represent the final agreement among the parties with respect to the subject matter hereof and thereof, supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties.
Section 9.03    Obligations Absolute. The obligations of each Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, other than indefeasible payment in full of, and complete performance of, all of the Secured Obligations, including, without limitation:
(a)    any renewal, extension, amendment or modification of, or addition or supplement to, or deletion from other Loan Documents, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b)    any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement except as expressly provided in such renewal, extension, amendment, modification, addition, supplement, assignment or transfer;
(c)    any furnishing of any additional security to the Administrative Agent or its assignee or any acceptance thereof or any release of any security by the Administrative Agent or its assignee;
(d)    any limitation on any Person’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;
(e)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to a Grantor or any Subsidiary of a Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not a Grantor shall have notice or knowledge of any of the foregoing; or
(f)    to the fullest extent permitted by applicable law now or hereafter in effect, any other event or circumstance which, but for this provision, might release or discharge a guarantor or other surety from its obligations as such.
Section 9.04    Successors and Assigns. This Agreement shall be binding upon each Grantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and each other Secured Creditor and their respective successors and assigns, provided that no Grantor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Administrative Agent. All agreements, statements, representations and warranties made by each Grantor herein or in any certificate or other instrument delivered by such Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Loan Documents regardless of any investigation made by the Secured Creditors on their behalf.
Section 9.05    Headings Descriptive. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 9.06    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 9.07    Enforcement Expenses, etc. The Grantors hereby jointly and severally agree to pay, to the extent not paid pursuant to Section 11.01 of the Credit Agreement, all reasonable, actual out-of-pocket costs and expenses of the Administrative Agent and each other Secured Creditor in connection with the enforcement of this Agreement, the preservation of the Collateral, the perfection of the security interest, and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Administrative Agent or any of the other Secured Creditors).

Section 9.08    Release of Portions of Collateral.
(a)    So long as no Event of Default is in existence or would exist after the application of proceeds as provided below, the Administrative Agent shall, at the request of a Grantor, release any or all of the Collateral of such Grantor, provided that (i) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed “permitted by the terms of the Credit Agreement” if the proposed transaction constitutes an exception contained in Section 7.02 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders (or, to the extent required by Section 11.12 of the Credit Agreement, all of the applicable Lenders) and (ii) the proceeds of such Collateral are to be applied as required pursuant to the Credit Agreement or any consent or waiver entered into with respect thereto.
(b)    At any time that a Grantor desires that the Administrative Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 9.08(a), it shall deliver to the Administrative Agent a certificate signed by a principal executive officer stating that the release of the respective Collateral is permitted pursuant to Section 9.08(a). In the event that any part of the Collateral is released as provided in Section 9.08(a), the Administrative Agent, at the request and expense of a Grantor, will duly release such Collateral and assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Administrative Agent and has not theretofore been released pursuant to this Agreement. The Administrative Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 9.08.
Section 9.09    Termination. After the termination of all of the Commitments and when all Loans and other Secured Obligations (other than unasserted indemnity obligations) have been paid in full, this Agreement shall terminate, and the Administrative Agent, at the request and expense of the Grantors, will execute and deliver to the relevant Grantor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the relevant Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Administrative Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.
Section 9.10    Administrative Agent. The Administrative Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. The acceptance by the Administrative Agent of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Administrative Agent to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Administrative Agent shall be as set forth in Article IX of the Credit Agreement. Notwithstanding anything to the contrary contained in Section 9.03 of this Agreement or Section 11.12 of the Credit Agreement, this Section 9.10, and the duties and obligations of the Administrative Agent set forth in this Section 9.10, may not be amended or modified without the consent of the Administrative Agent.
Section 9.11    Only Administrative Agent to Enforce on Behalf of Secured Creditors. The Secured Creditors agree by their acceptance of the benefits hereof that this Agreement may be enforced on their behalf only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, for the benefit of the Secured Creditors, upon the terms of this Agreement.
Section 9.12    Other Creditors, etc. Not Third-Party Beneficiaries. No creditor of any Grantor or any of its Affiliates, or other Person claiming by, through or under any Grantor or any of its Affiliates, other than the Administrative Agent and the other Secured Creditors, and their respective successors and assigns, shall be a beneficiary or third-party beneficiary of this Agreement or otherwise shall derive any right or benefit herefrom.
Section 9.13    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, including via facsimile transmission or other electronic transmission capable of authentication, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.
Section 9.14    Amendments; Additional Grantors. No amendment or waiver of any provision of this Agreement and no consent to any departure by any Grantor shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent acting at the direction of the requisite number of Lenders, if any, required pursuant to Section 11.12 of the Credit Agreement, and the applicable Grantor or Grantors, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Upon the execution and delivery by any Person of a Security Agreement Joinder, (a) such Person shall be referred to as an “Additional Grantor” and shall become and be a Grantor hereunder, and each reference in this Agreement to a “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in any other Loan Document to a “Grantor” shall also mean and be a reference to such Additional Grantor, and (b) each reference herein to “this Agreement,” “hereunder,” “hereof” or words of like import referring to this Agreement, and each reference in any other Loan Document to the “Security Agreement,” “thereunder,” “thereof” or words of like import referring to this Agreement, shall mean and be a reference to this Agreement as supplemented by such Security Agreement Joinder.
Section 9.15    Separate Actions. A separate action may be brought and prosecuted against any Grantor, any other guarantor or obligor or the Borrower, and whether or not any other Grantor, any other guarantor or obligor or the Borrower be joined in such action or actions.
Section 9.16    Full Recourse Obligations; Effect of Fraudulent Transfer Laws. It is the desire and intent of each Grantor, the Administrative Agent and the other Secured Creditors that this Agreement shall be enforced as a full recourse obligation of each Grantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Grantor under this Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Grantor liability hereunder in respect of the Secured Obligations shall be deemed to be reduced ab initio to that maximum amount that would be permitted without causing such Grantor’s obligations hereunder to be so invalidated.

Section 9.17    Governing Law; Venue; Waiver of Jury Trial.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GRANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO. EACH GRANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
(c)    EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH GRANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 9.18    Amended and Restated Pledge and Security Agreement. This Agreement amends, restates and replaces the Original Pledge Agreement in its entirety; provided, all accrued liabilities of Borrower and Grantor under the Original Pledge Agreement (if any) shall continue under this Agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.

By: Preferred Apartment Advisors, LLC, its manager

By: ___ /s/ Jeffrey R. Sprain______________
Name: Jeffrey R. Sprain
Title: Senior Vice President, General Counsel & Secretary

NEW MARKET PROPERTIES, LLC,
SUNBELT RETAIL, LLC,
IRIS CROSSTOWN MEZZANINE LENDING, LLC,
CITY VISTA MEZZANINE LENDING, LLC,
NEWPORT OVERTON MEZZANINE LENDING, LLC,
HAVEN WEST MEZZANINE LENDING, LLC,
STARKVILLE MEZZANINE LENDING, LLC,
SUMMIT CROSSING III MEZZANINE LENDING, LLC,
OXFORD OVERTURE LENDING, LLC,
HAVEN LUBBOCK LENDING, LLC, and
NEWPORT KENNESAW MEZZANINE LENDING, LLC

By: Preferred Apartment Advisors, LLC, agent of each of the entities named above

By:              /s/ Jeffrey R. Sprain______________
Name: Jeffrey R. Sprain
Title: Senior Vice President, General Counsel & Secretary

Accepted by: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent By: /s/ Kevin P. Murray ______________ Name: Kevin P. Murray Title: Senior Vice President

Pledged Collateral
I.    Equity Interests

Grantor	Issuer and Type of Organization	Certificate Number	Percent of Equity Interest Owned	Percent of Equity Interest Pledged
Preferred Apartment Communities Operating Partnership, L.P.	Iris Crosstown Mezzanine Lending, LLC	1	100%	100%
Preferred Apartment Communities Operating Partnership, L.P.	City Vista Mezzanine Lending, LLC	1	100%	100%
Preferred Apartment Communities Operating Partnership, L.P.	Newport Overton Mezzanine Lending, LLC	1	100%	100%
Preferred Apartment Communities Operating Partnership, L.P.	Haven West Mezzanine Lending, LLC	1	100%	100%
Preferred Apartment Communities Operating Partnership, L.P.	Starkville Mezzanine Lending, LLC	1	100%	100%
Preferred Apartment Communities Operating Partnership, L.P.	Summit Crossing III Mezzanine Lending, LLC	1	100%	100%
Preferred Apartment Communities Operating Partnership, L.P.	Oxford Overture Lending, LLC (f/k/a Iris Crosstown Mezzanine Lending II, LLC)	1	100%	100%
Preferred Apartment Communities Operating Partnership, L.P.	Haven Lubbock Lending, LLC (f/k/a Lubbock Mezzanine Lending, LLC)	1	100%	100%
Preferred Apartment Communities Operating Partnership, L.P.	Newport Kennesaw Mezzanine Lending, LLC	1	100%	100%
Preferred Apartment Communities Operating Partnership, L.P.	Stone Rise Apartments, LLC	1	100%	49%
Preferred Apartment Communities Operating Partnership, L.P.	Trail Creek Apartments, LLC	1	100%	49%
Preferred Apartment Communities Operating Partnership, L.P.	PAC Summit Crossing, LLC	1	100%	49%
Preferred Apartment Communities Operating Partnership, L.P.	WAM McNeil Ranch, LLC	1	100%	49%

Grantor	Issuer and Type of Organization	Certificate Number	Percent of Equity Interest Owned	Percent of Equity Interest Pledged
Preferred Apartment Communities Operating Partnership, L.P.	Lake Cameron, LLC	1	100%	49%
Preferred Apartment Communities Operating Partnership, L.P.	Ashford Park, LLC	1	100%	49%
Preferred Apartment Communities Operating Partnership, L.P.	PAC Summit Crossing II, LLC	1	100%	49%
Preferred Apartment Communities Operating Partnership, L.P.	Stoneridge Farms Hunt Club, LLC	1	100%	49%
Preferred Apartment Communities Operating Partnership, L.P.	PAC Vineyards, LLC	1	100%	49%
Preferred Apartment Communities Operating Partnership, L.P.	PAC Enclave at Vista Ridge, LLC	1	100%	49%
Preferred Apartment Communities Operating Partnership, L.P.	Sandstone Creek, LLC	1	100%	49%
Preferred Apartment Communities Operating Partnership, L.P.	PAC Northpointe, LLC	1	100%	49%
Preferred Apartment Communities Operating Partnership, L.P.	PAC Cypress, LLC	1	100%	49%
New Market Properties, LLC	Spring Hill Plaza, LLC	1	100%	49%
New Market Properties, LLC	Parkway Town Centre, LLC	1	100%	49%
New Market Properties, LLC	Woodstock Crossing Center, LLC	1	100%	49%
New Market Properties, LLC	Sunbelt Retail, LLC	1	100%	49%
Sunbelt Retail, LLC	Deltona Landing, LLC	1	100%	49%
Sunbelt Retail, LLC	Powder Springs-Macland Retail, LLC	1	100%	49%
Sunbelt Retail, LLC	NMP Kingwood Glen, LLC	1	100%	49%
Sunbelt Retail, LLC	Barclay Crossing, LLC	1	100%	49%
Sunbelt Retail, LLC	Sweetgrass Corner, LLC	1	100%	49%
Sunbelt Retail, LLC	Parkway Centre, LLC	1	100%	49%

II.    Instruments

Grantor	Obligor	Amount of Instrument	Date of Instrument
Preferred Apartment Communities Operating Partnership, L.P.	Preferred Apartment Advisors, LLC	$12,000,000.00 (revolving)	December 31, 2014
Preferred Apartment Communities Operating Partnership, L.P.	Preferred Capital Marketing Services, LLC	$1,500,000.00	December 31, 2014
Preferred Apartment Communities Operating Partnership, L.P.	Oxford Contracting, LLC	$1,500,000.00	August 27, 2013
Preferred Apartment Communities Operating Partnership, L.P.	360 Residential, LLC	$2,000,000.00 (revolving)	August 15, 2014
Preferred Apartment Communities Operating Partnership, L.P.	Pecunia Management, LLC	$200,000.00	November 16, 2014
Preferred Apartment Communities Operating Partnership, L.P.	Oxford Capital Partners, LLC	$8,250,000.00 (revolving)	August 20, 2015
Preferred Apartment Communities Operating Partnership, L.P.	Haven Campus Communities, LLC	$5,400,000.00 (revolving)	March 17, 2015
Preferred Apartment Communities Operating Partnership, L.P.	Newport Development Partners, LLC	$3,000,000.00 (revolving)	June 17, 2014
Iris Crosstown Mezzanine Lending, LLC	Iris Crosstown Partners LLC	$10,962,000.00	April 30, 2013
Newport Overton Mezzanine Lending, LLC	Newport Overton Holdings, LLC	$16,603,935.00	May 8, 2013
Haven West Mezzanine Lending, LLC	Haven Campus Communities Member, LLC	$6,940,795.00	July 15, 2013
Starkville Mezzanine Lending, LLC	Haven Campus Communities Starkville Member, LLC	$6,116,384	June 16, 2014
Summit Crossing III Mezzanine Lending, LLC	Oxford Forsyth Development LLC	$7,246,400.00	February 27, 2015
Oxford Overture Lending, LLC (f/k/a Iris Crosstown Mezzanine Lending II, LLC)	Iris Crosstown Apartments II LLC	$6,920,000.00	July 21, 2015
Haven Lubbock Lending, LLC (f/k/a Lubbock Mezzanine Lending, LLC)	Haven Campus Communities-Lubbock, LLC	$15,598,352.00	April 9, 2015
Newport Kennesaw Mezzanine Lending, LLC	Newport Town Village Holdings, LLC	$10,975,000.00	January 27, 2015
City Vista Mezzanine Lending, LLC	Oxford City Vista Development, LLC	$16,107,755.00	August 31, 2012

Exhibit A
to Pledge and Security Agreement
SECURITY AGREEMENT JOINDER
SECURITY AGREEMENT JOINDER dated as of _________, ____ (this “Agreement”) made by [Insert Name of New Grantor], a [Insert State of Organization] [corporation, limited partnership or limited liability company] (the “New Grantor”) in favor of KeyBank National Association, as Administrative Agent (the “Administrative Agent”) for the benefit of the Secured Creditors (as defined in the Security Agreement referred to below).
RECITALS:

(1)    Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), Preferred Apartment Communities, Inc., a Maryland corporation (the “Parent”), the lenders party thereto (the “Lenders”) and the Administrative Agent are parties to a Third Amended and Restated Credit Agreement, dated as of August 28, 2015 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”).
(2)    In connection with the Credit Agreement, the Borrower and certain of its subsidiaries (such subsidiaries, together with the Borrower, collectively, the “Grantors” and individually, each a “Grantor”) entered into a Third Amended and Restated Pledge and Security Agreement (as the same may from time to time be amended, restated or otherwise modified, the “Security Agreement”), pursuant to which the Grantors granted to the Administrative Agent, for the benefit of the Secured Creditors a security interest in and pledge of substantially all of their assets.
(3)    The New Grantor is a Subsidiary (as defined in the Credit Agreement), of the Borrower and desires to become a party to the Security Agreement pursuant to Section 9.14 of the Security Agreement and to become a “Grantor” thereunder.
(4)    Capitalized terms used but not defined herein shall have the meanings given to such terms in the Security Agreement.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the New Grantor hereby agrees as follows:
Section 1.    Assumption and Joinder.
(a)    The New Grantor hereby expressly assumes, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a “Grantor” under the Security Agreement and all of the other Loan Documents (as defined in the Credit Agreement) applicable to it as a Grantor under the Security Agreement. By virtue of the foregoing, the New Grantor hereby accepts and assumes any liability of a Grantor related to each representation, warranty, covenant or obligation made by a Grantor in the Security Agreement, and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations. In connection with the foregoing, the New Grantor hereby grants to the Administrative Agent for the benefit of the Secured Creditors a security interest in, and hereby pledges to the Administrative Agent, for the benefit of the Secured Creditors, all of the Collateral of the New Grantor on the terms and conditions set forth in the Security Agreement.

(b)    All references to the term Grantor in the Security Agreement or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, the New Grantor.
Section 2.    Representations and Warranties. The New Grantor hereby represents and warrants to the Administrative Agent and the Secured Creditors as follows:
(a)    The New Grantor has the requisite [corporate, partnership or company] power and authority to enter into this Agreement and to perform its obligations hereunder and under the Security Agreement and any other Loan Document to which it is a party. The execution, delivery and performance of this Agreement by the New Grantor and the performance of its obligations under this Agreement, the Security Agreement, and any other Loan Document have been duly authorized by the [Board of Directors of the New Grantor] and no other [corporate, partnership or company] proceedings on the part of the New Grantor are necessary to authorize the execution, delivery or performance of this Agreement, the transactions contemplated hereby or the performance of its obligations under this Agreement, the Security Agreement or any other Loan Document. This Agreement has been duly executed and delivered by the New Grantor. This Agreement, the Security Agreement and each Loan Document constitutes the legal, valid and binding obligation of the New Grantor enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.
(b)    The representations and warranties set forth in the Security Agreement are true and correct in all material respects on and as of the date hereof as such representations and warranties apply to the New Grantor (except to the extent that any such representations and warranties expressly relate to an earlier date) with the same force and effect as if made on the date hereof.
Section 3.    Perfection Certificate. Attached hereto is a copy of a fully completed Perfection Certificate executed by the New Grantor. The information contained in the Perfection Certificate delivered by the New Grantor is true and correct in all respects.
Section 4.    Further Assurances. At any time and from time to time, upon the Administrative Agent’s request and at the sole expense of the New Grantor, the New Grantor will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent reasonably deems necessary to effect the purposes of this Agreement.
Section 5.    Binding Effect. This Agreement shall be binding upon the New Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Creditors and their respective successors and assigns.
Section 6.    Governing Law. This Agreement and the rights of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of [Ohio][New York], without application of the rules regarding conflicts of laws.
Section 7.    JURY TRIAL WAIVER. THE NEW GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 8.    Miscellaneous. Delivery of an executed signature page to this Agreement by facsimile shall be effective as delivery of a manually executed copy of this Agreement.
IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[___________________________] By:__________________________________ Name: Title:

Exhibit B to
Pledge and Security Agreement
PERFECTION CERTIFICATE

In connection with a proposed transaction by and among Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), certain lending institutions (the “Lenders”), KeyBank National Association, as the administrative agent for the Lenders (“Administrative Agent”) and the other grantors specified in Section 1 below under the heading “Name of Grantor” (together with the Borrower, collectively, the “Grantors” and, individually, “Grantor”), each Grantor hereby certifies as follows:
Section 1.    Legal Names, Organizations and Jurisdictions of Organization. The exact legal name, the type of organization and the jurisdiction of organization or formation, as applicable, of each Grantor are as follows:

Grantor	Type of Organization	Jurisdiction of Organization/ Formation

Section 2.    Organizational and Federal Taxpayer Identification Numbers. The state issued organizational identification number and federal taxpayer identification number of each Grantor are as follows:

Grantor	Organizational Identification Number	Federal Taxpayer Identification Number

Section 3.    Chief Executive Offices and Mailing Addresses. The chief executive office address and mailing address, including, in each case, street address, city, county, state and ZIP code, of each Grantor are as follows:

Grantor	Chief Executive Office	Mailing Address

Section 4.    Changes in Name, Jurisdiction of Organization or Corporate Structure. Except as set forth below, no Grantor has changed its legal name, jurisdiction of organization or corporate structure in any way (e.g., merger, consolidation, conversion, change in corporate form, change in jurisdiction of organization or otherwise) within the past five years:

Grantor	Date of Change	Description of Change

Section 5.    Prior Addresses. Except as set forth below, no Grantor has changed its chief executive office within the past five years:

Grantor	Prior Address of Chief Executive Office

Section 6.    Trade Names. Set forth below is each trade name or assumed name used by any Grantor during the past five years or by which any Grantor has been known or has transacted any business during the past five years:

Grantor	Trade/Assumed Name

Section 7.    Acquisitions of Equity Interests or Assets. Except as set forth below, no Grantor has acquired any equity interests of another entity or substantially all the assets of another entity within the past five years:

Grantor	Date of Acquisition	Description of Acquisition

Section 8.    Intellectual Property. Set forth below is a list of all copyrights, trademarks, patents, and applications therefor owned or used by any Grantor:

(a)    Copyrights:

Grantor	Copyright	Registration Number	Registration Date

(b)    Trademarks:

Grantor	Trademark	Country	Application No. and/or Registration No.	Application Filing Date and/or Registration Date

(c)    Patents:

Grantor	Patent	Country	Application No. or Registration No. (as applicable)	Application Filing Date or Registration Date (as applicable)

Section 10.    Securities. Set forth below is a list of all equity interests owned by each Grantor, together with the type of organization that issued such equity interests (e.g., corporation, limited liability company, partnership or trust):

Grantor	Issuer and Type of Organization	# of Shares/Equity Interests Owned	Total Shares/Equity Interests Outstanding	% of Interest Pledged	Certificate No. (if any)

Section 11.    Securities Accounts. Set forth below is a list of all securities accounts in which any Grantor maintains securities or other similar assets:

Grantor	Securities Intermediary & Address	Account Number	Type of Account

Section 12.    Deposit Accounts. Set forth below is a list of all deposit accounts of each Grantor:

Grantor	Depositary Institution & Address	Account Number	Type of Account

Section 13.    Instruments. Set forth below is a list of all instruments that evidence amounts owed to any Grantor:

Grantor	Amount	Date of Instrument	Date of Maturity

Section 14.    Commercial Tort Claims. The following is a list of each commercial tort claim held by each Grantor:

Grantor	Amount of Claim	Brief Description of Claim

Section 15.    Authorization to File Financing Statements. Each Grantor hereby authorizes the Administrative Agent to file financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Administrative Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted or to be granted to Administrative Agent for the benefit of the Lenders. Such financing statements may describe the collateral in the same manner as described in the agreement(s) granting a security interest or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary or advisable to ensure the perfection of the security interest in the collateral granted or to be granted to the Administrative Agent for the benefit of the Lenders, including, without limitation, describing such property as “all assets” or “all personal property.”

IN WITNESS WHEREOF, each Grantor has caused this Perfection Certificate to be executed as of the ___ day of ________, ____ by its officer thereunto duly authorized.